Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
CERTIFIED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Bovie Medical Corporation
Clearwater, Florida

We hereby consent to the incorporation by reference in Registration Statement Numbers 333‑195624, 333‑207206 and 333-222657 on Form S‑8 and Registration Statement Numbers 333‑200986 and 333‑203422 on Form S‑3 of Bovie Medical Corporation, of our report dated March 13, 2018 on the consolidated financial statements of Bovie Medical Corporation appearing in this Annual Report on Form 10‑K.

March 13, 2018
Tampa, Florida